UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2008

PHC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts

(State of Incorporation or Organization)

1-33323	04-2601571
(Commission File Number)	(I.R.S. Employer
Identification No.)

200 Lake Street, Suite 102, Peabody, Massachusetts	01960
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 536-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 4.01. Changes in Registrant’s Certifying Accountant

(a)

On April 25, 2008, Eisner LLP (“Eisner”), the Company’s independent registered accounting firm, was notified by the Company’s audit committee chairman that the Company would no longer require its services as its independent registered accounting firm effective immediately. The Company is making this change in order to engage a national accounting firm with offices closer to the Company’s corporate office.

During the past two fiscal years the reports of Eisner on the Company’s financial statements were unqualified. The reports of Eisner for either of the last two fiscal years contained no adverse opinion, disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and the subsequent period through the date of Eisner’s dismissal, April 25, 2008, there were no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, nor were there any “reportable events” as that term is described in Item 304 (a)(1)(v) of Regulation S-K.

The Company has made the contents of this Form 8-K available to Eisner and requested it to furnish a letter to the SEC as to whether Eisner agrees or disagrees with, or wishes to clarify the Company’s expression of their views. A copy of Eisner’s letter to the SEC is included as Exhibit 16.1 to this Form 8-K.

(b)

On April 30, 2008, the Company engaged a new principal accounting firm, BDO Seidman, LLP (“BDO”). BDO formerly served as the Company’s independent certified public accounting firm and, in that capacity, issued consents to the inclusion of its previously issued reports in certain of the Company’s public filings in the last two years. During the Company’s two most recent fiscal years and the subsequent period prior to engaging BDO, the Company has not consulted the newly engaged accountant on any matters of accounting or disclosure for transactions in those periods.

This change in accountants was approved by the audit committee and board of directors.

Item 9.01. Financial Statements and Exhibits

Exhibit 16.1	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHC, INC.

Date: April 30, 2008	By: /s/ Bruce A. Shear
Bruce A. Shear
President